UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

ARCIMOTO, INC.

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

001-38213	26-1449404
(Commission	(IRS Employer
File Number)	Identification No.)

2034 West 2nd Avenue, Eugene, OR 97402

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (541) 683-6293

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, no par value	FUV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2020, the Board of Directors (the “Board”) of Arcimoto, Inc. (the “Company”) appointed Nancy Calderon as a director, to hold office until the Company’s 2020 annual meeting of shareholders or until her successor is duly elected and qualified. Following the appointment of Ms. Calderon, the Board is now a majority independent for purposes of the NASDAQ Stock Market listing rules.

In connection with Ms. Calderon’s appointment to the Board, Ms. Calderon was appointed to the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee of the Board. Additionally, Ms. Calderon, who meets the requirements of Item 407(d)(5)(ii) of Regulation S-K as an “audit committee financial expert,” will serve as the chair of the Audit Committee.

Ms. Calderon is a certified public accountant with over 30 years of experience in public accounting. Prior to her retirement in September 2019, Ms. Calderon had served in various roles at KPMG, LLP, a global network of professional firms providing audit, tax, and advisory services (“KPMG”), since 1986. From July 2012 until September 2019, Ms. Calderon served as the Global Lead Partner for a Fortune 40 account, managing a global team of over 500 professionals in more than 50 countries. In addition to her role as Global Lead Partner, during the same period, Ms. Calderon served as a senior partner of KPMG’s Board Leadership Center and a board member of KPMG’s Global Delivery Center in India. From June 2008 until June 2012, Ms. Calderon served as KPMG’s U.S. National Partner in Charge of Operations and its Americas Region Chief Administrative Officer. Prior to June 2008, Ms. Calderon held various positions at KPMG, including National Director of Trust and Estate Tax Services; National Director, Tax Outsourcing; and Senior Manager, Corporate Tax Services. Ms. Calderon currently serves on the board of directors of Northern Technologies International Corporate (NASDAQ:NTIC) and is a member of the audit committee. Ms. Calderon holds a B.S. in Accounting from the University of California, Berkeley and an M.S. in Taxation from Golden Gate University.

There are no arrangements or understandings between Ms. Calderon and any other person pursuant to which Ms. Calderon was appointed as a director of the Board and there are no related party transactions between Ms. Calderon and the Company.

Item 9.01. Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated April 17, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCIMOTO, INC.

Date: April 17, 2020	By:	/s/ Douglas M. Campoli
Douglas M. Campoli
Chief Financial Officer

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